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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


Alternative Living Services-Midwest Inc., a Michigan corporation
         (Direct or indirect ownership:  100%)

Heartland Retirement Services, Inc., a Wisconsin corporation
         (Direct or indirect ownership:  100%)

ALS-Wovenhearts, Inc., a Delaware corporation
         (Direct or indirect ownership:  100%)

ALS-Stonefield, Inc., a Delaware corporation
         (Direct or indirect ownership:  100%)

CCCI/Northampton Limited Partnership, a Pennsylvania limited partnership
         (Direct or indirect ownership:  60%)

Clare Bridge of Lower Makefield, a Pennsylvania general partnership
         (Direct or indirect ownership:  60%)

Hamilton House Limited Partnership, a Michigan limited partnership
         (Direct or indirect ownership:  100%)

Twelve Mile/Drake Limited Partnership, a Michigan limited partnership
         (Direct or indirect ownership:  100%)

North/Schoenner Limited Partnership, a Michigan limited partnership
         (Direct or indirect ownership:  100%)

Marsh/Tihart Limited Partnership, a Michigan limited partnership
         (Direct or indirect ownership:  100%)

Eisenhower/State Limited Partnership, a Michigan limited partnership
         (Direct or indirect ownership:  100%)